Exhibit 10.37(h)

AMENDMENT No. 8 TO PURCHASE OF AGREEMENT DCT-054/98

This Amendment No.8 ("Amendment 8") dated as of November 7, 2000 is between EMBRAER - Empresa Brasileira de Aeronáutica S.A. ("EMBRAER") and Continental Express, Inc. ("BUYER"), and relates to Purchase Agreement No. DCT-054/98 dated December 23, 1998, as amended from time to time (the "Purchase Agreement") for the purchase of up to fifty (50) newly manufactured EMB-135 aircraft (the "Aircraft").

All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Amendment 8 and the Purchase Agreement, this Amendment shall control.

This Amendment 8 sets forth the further agreement between EMBRAER and BUYER relative to certain changes requested by BUYER in the Aircraft configuration described in Exhibit "1" of Amendment 5 to the Purchase Agreement

NOW, THEREFORE, in consideration of the foregoing, EMBRAER and BUYER do hereby agree as follows:

  Each of the newly manufactured LR AIRCRAFT from the FIFETEEN (15th) through the FIFTIETH (50th), shall include the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

  For the affected AIRCRAFT referred to in paragraph 1 above, considering the changes in configuration and in the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

  As a consequence of the AIRCRAFT configuration changes as specified above, the Parties agree that notwithstanding the provisions of the Purchase Agreement, the BASIC PRICE for each of the LR AIRCRAFT from the FIFETEENTH (15th) through the EIGHTEENTH (18th) shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

4. All other terms and conditions of the Purchase Agreement, which are not specifically amended by this Amendment 8, shall remain in full force and effect without any change.

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 8 to the Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira CONTINENTAL EXPRESS, INC.

de Aeronautica S.A.

By : /s/ Antonio L. P. Manso By : /s/ Frederick S. Cromer

Name : Antonio L. P. Manso Name : Frederick S. Cromer

Title : Executive Vice President and CFO Title : VP & CFO

By : /s/ Flavio Rimoli

Name : Flavio Rimoli

Title : Director of Contracts

Date: Nov. 07, 2000 Date: 11/01/00

Place : S. J. Campos - SP, Brazil Place : Houston, Texas

Witness: /s/ Jose Luis D. Molina Witness /s/ Amy K. Sedano

Name : Jose Luis D. Molina Name : Amy K. Sedano